EXHIBIT 10.24

                                LOCK-UP AGREEMENT

         This AGREEMENT is entered into this 5th day of March 2002 is by and amongst I.T. TECHNOLOGY, INC., a Delaware corporation, (hereinafter referred to as "the Company" ), ROBERT PETTY, LEVI MOCHKIN, JONATHAN HERZOG AND DANIEL AHARONOFF (HEREINAFTER REFERRED TO AS THE "SHAREHOLDERS" AND KENSINGTON CAPITAL CORP., (HEREINAFTER REFERRED TO AS "KENSINGTON").

         WHEREAS, the Shareholders currently serve as officers, directors or affiliates of the Company; and

         WHEREAS, the Shareholders currently beneficially own or may become entitled to shares of the Company's common stock, including but not limited the shares of common stock as outlined in the schedule contained in Exhibit "A" attached hereto and made a part hereof (the "Shares'); and

         WHEREAS, the Company has filed an SB-2 Registration Statement with the Securities and Exchange Commission, which has become effective and desires that those shares of common stock which were registered pursuant to the registration statement begin to trade on the Over The Counter Bulletin Board or such other exchange or market where the I.T.T. shareholders can have their shares sold in market transactions; and

         WHEREAS, Kensington has previously been the Company's Underwriter, serves as a consultant to the Company and is filing the Company's Form 15(c)2-11 with the National Association of Securities Dealers; and

         WHEREAS, as a condition of the efforts of Kensington to insure an orderly market for the purchase and sale of the Company's shares of common stock, Kensington has requested that certain officers, directors and control shareholders enter into Lock Up Agreements;

         NOW THEREFORE, in consideration of the mutual covenants contained herein it is agreed:

         1. Beginning on the date of execution of this Agreement and continuing until April 15, 2004 the Shareholder agrees that he will not sell, , convey, transfer, assign or hypothecate any of the Shares beneficially owned by the Shareholder including but not limited to those shares as outlined in Exhibit "A" attached, other than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) as a distribution to partners or shareholders of such entity, provided that the distributees thereof agree in writing to be bound by this restriction, or (iii) without the prior written consent of Kensington. Notwithstanding the foregoing, in the event that: (i) the percentage of the total number of outstanding shares of common stock of the Company beneficially owned by the Shareholders decreases by more than 50% as a result of the Company's issuances of additional shares of common stock or the Shareholder's transfer of shares of common stock pursuant to the terms hereof or (ii) the occurrence of a "change of control" where the holdings of the Shareholders are reduced to less than half of what their current percentage ownership is through issuances of stock to unaffiliated third parties in one or more related transactions or if any individual or group, which is unaffiliated with any current officer or director of the Company or any of the Shareholders acquires control of 50% or more of the outstanding shares, then in either of these events the restrictions on the transferability of the Shares shall terminate and the Shareholder(s) will be free to sell the Shares subject to Rule 144 of the Securities Act of 1933, as amended, and any other applicable rules or regulations which may be imposed on the Shareholder(s). Any purported sale or transfer of common stock by a shareholder in violation of this agreement shall be null and void.

         2. The Shareholders agrees that all certificates evidencing ownership of the Shares may be stamped with an appropriate restrictive legend identifying this lock-up agreement. In addition, the Company will notify the Company's transfer agent for the Company to note such restriction on the transfer books and records of the Company.

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         3. It is further agreed and understood by the Shareholders that notwithstanding the termination of the restrictions contained herein, the shares of common stock owned by the Shareholders have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or disposed of to any person or entity unless subsequently registered under the Securities Act of 1933 (the "Act"), or unless an exemption from such registration is available.

         4. The Company agrees to keep Kensington aware of the issuance of any new shares of common stock.

         5. In the event that the application on Form 15 (c)2-11 filed by Kensington is withdrawn for any reason, the Company may in its sole discretion declare this agreement null and void in which case, it shall do so immediately.

         6. In the event of any litigation arising as a result of any breach of this agreement, the party may be entitled to seek both legal and equitable relief and the prevailing party shall be entitled to recover all costs including reasonable attorneys fees.

         7. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         This Agreement entered the date first set forth above.

I.T.TECHNOLOGY, INC.

/s/ ROBERT PETTY
------------------------------
BY: ROBERT PETTY

ITS: PRESIDENT

/S/ ABRAHAM SILVER
------------------------------
KENSINGTON CAPITAL CORP.
BY: ABRAHAM SILVER
ITS:PRINCIPAL

/s/ Levi Mochkin
------------------------------
    LEVI MOCHKIN

/s/ Daniel Aharonoff
------------------------------
    DANIEL AHARONOFF

/s/ Jonathan Herzog
------------------------------
    JONATHAN HERZOG

/s/ Robert Petty
------------------------------
    ROBERT PETTY

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                                   EXHIBIT "A"

NAME OF SHAREHOLDER                NUMBER OF SHARES OF COMMON STOCK ISSUED OR TO
BE ISSUED

Ledger Technologies Pty Ltd                          54,783,356
Sunswipe Australasia Pty                              9,000,000
Daccar Pty Ltd                                        6,704,521
Nasdaq Australia Pty Ltd                                314,176
All affiliated with LEVI MOCHKIN

ROBERT PETTY and affiliates                          20,000,000


Eurolink International Pty Ltd                       10,000,000
Affiliated with JONATHAN HERZOG

DANIEL AHARONOFF and affiliates                      20,000,000